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                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in the registration statements on Form S-3 (File No. 333-54718, File No. 333-86237, File No. 333-64271, File No.
333-14595, File No. 333-45273, File No. 333-72461, File No. 333-30462, File No.
333-72668, File No. 333-82392, File No. 333-19855, File No. 333-36541, File No.
333-1822, File No. 333-96769, and File No, 333-104737) and on Form S-8 (File No.
333-11923, File No. 333-82479, File No. 333-76400, and File No. 333-76398) of
Sun Communities, Inc. of our reports dated February 19, 2004 relating to the 2003 consolidated financial statements which appear in this Annual Report on Form 10-K.

We also consent to the incorporation by reference in the aforementioned registration statements of our reports dated February 3, 2004 relating to the consolidated financial statements of Origen Financial Inc. and Origen Financial, L.L.C. which appear in this Annual Report on Form 10-K.

/S/ GRANT THORNTON LLP

Southfield, MI
March 15, 2004